As filed with the Securities and Exchange Commission on July 11, 2003

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

UNIZAN FINANCIAL CORP.

(Exact name of registrant as specified in its charter)

Ohio	34-1442295
(State or Other Jurisdiction of Incorporation or Organization)	(IRS Employer Identification No.)

220 Market Avenue South, Canton, Ohio 44702

(Address of Principal Executive Offices)

1997 Stock Option Plan

(Full Title of Plan)

Copies to:
James J. Pennetti
Executive V.P. and Chief Financial Officer	Francis X. Grady, Esq.
Unizan Financial Corp.	Grady & Associates
220 Market Avenue South	20950 Center Ridge Road, Suite 100
Canton, Ohio 44702	Rocky River, Ohio 44116-4307
(330) 438-1118	(440) 356-7255
(Name, Address and Telephone Number of Agent for Service)

CALCULATION OF REGISTRATION FEE

Title of each Class of Securities to be Registered(1)	Amount to be Registered	Proposed Maximum Offering Price Per Share		Proposed Maximum Aggregate Offering Price	Amount of Registration Fee

Common Stock, no par value	1,800,000 shares(2)	$19.10	(3)	$34,380,000	$2,781.34

(1)	Includes associated rights to purchase Unizan Financial Corp. common stock. Until the occurrence of certain prescribed events, the rights are not exercisable, are evidenced solely by the certificates representing Unizan Financial Corp. common stock, and trade with Unizan Financial Corp. common stock.
(2)	Additional shares of Unizan Financial Corp. common stock issuable upon exercise of options that may be granted hereafter under the 1997 Stock Option Plan, together with an indeterminate number of additional shares to adjust the number of shares issuable under the plan as a result of stock splits, stock dividends, and similar changes in outstanding common stock, as provided in Rule 416(a) under the Securities Act of 1933. Pursuant to Rule 429, the Prospectus to be used under this Registration Statement also applies to the original Form S-8 Registration Statement (SEC File No. 333-102561) filed on January 17, 2003, which registered the offer, sale, and issuance of up to 1,518,544 shares of Unizan Financial Corp. common stock under the 1997 Stock Option Plan. See “Explanatory Note.”
(3)	Estimated solely for the purpose of calculating the amount of the registration fee. Consistent with Rule 457(h) under the Securities Act of 1933, the price per share of Unizan Financial Corp. common stock on the Nasdaq National Market on July 8, 2003 is estimated to be $19.10.

EXPLANATORY NOTE

This Form S-8 Registration Statement of Unizan Financial Corp. is filed solely for the purpose of registering the offer, sale, and issuance of 1,800,000 additional shares of common stock under Unizan Financial Corp.’s 1997 Stock Option Plan. Therefore, under General Instruction E of Form S-8, the contents of the Form S-8 Registration Statement filed on January 17, 2003 relating to the 1997 Stock Option Plan are incorporated by reference herein (SEC File No. 333-102561), except for Items 3 and 8 of Part II of the Form S-8 Registration Statement No. 333-102561. The original Form S-8 Registration Statement (SEC File No. 333-102561) filed on January 17, 2003 registered the offer, sale, and issuance of up to 1,518,544 shares of Unizan Financial Corp. common stock.

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE

The following documents are incorporated by reference:

(a)	The latest annual report of Unizan Financial Corp. (formerly known as UNB Corp.) for the fiscal year ended December 31, 2002,

(b)	All other reports of Unizan Financial Corp. filed under Sections 13(a) or 15(d) of the Securities Exchange Act of 1934 since December 31, 2002,

(c)	The description of common stock set forth in UNB Corp.’s Registration Statement on Form 8-A filed under the Securities Exchange Act of 1934, including any amendment or report filed for the purpose of updating such description, and the description of Unizan Financial Corp.’s common stock and shareholder rights contained under the captions “DESCRIPTION OF UNB COMMON STOCK” and “COMPARISON OF SHAREHOLDERS’ RIGHTS” in the November 28, 2001 joint proxy statement and prospectus forming part of Unizan Financial Corp.’s Form S-4 registration statement, as filed with the Securities and Exchange Commission (SEC File No. 333-71614) on October 15, 2001 and amended November 28, 2001 by Amendment No. 1, as such description of common stock may be modified by the Description of Securities in Item 4 of this Form S-8 registration statement as filed on January 17, 2003 (SEC File No. 333-102561), and

(d)	The description of Unizan Financial Corp.’s shareholder rights contained under the caption “COMPARISON OF SHAREHOLDERS’ RIGHTS—Shareholder Rights Agreement” in the November 28, 2001 joint proxy statement and prospectus forming part of Unizan Financial Corp.’s Form S-4 registration statement, as filed with the Securities and Exchange Commission (SEC File No. 333-71614) on October 15, 2001 and amended November 28, 2001 by Amendment No. 1, and the Form 8-K Current Report filed by Unizan Financial Corp. (formerly known as UNB Corp.) with the Securities and Exchange Commission on October 15, 1998 (SEC File No. 0-13270), including the copy of the Rights Agreement attached thereto as exhibit 99.1, as such description of shareholder rights may be modified by the Description of Securities in Item 4 of this Form S-8 registration statement as filed on January 17, 2003 (SEC File No. 333-102561).

All documents subsequently filed by Unizan Financial Corp. under Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part of this registration statement from the date of filing of such documents.

ITEM 8. EXHIBITS

See the Index to Exhibits.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Unizan Financial Corp., the registrant, certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Canton, State of Ohio, on this 11th day of July, 2003.

UNIZAN FINANCIAL CORP.

By:	/s/ ROGER L. MANN
Roger L. Mann, President and Chief Executive Officer

POWER OF ATTORNEY AND SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

/s/ ROGER L. MANN Roger L. Mann, President and Chief Executive Officer and Director (principal executive officer)	July 11, 2003

/s/ JAMES J. PENNETTI James J. Pennetti, Executive Vice President and Chief Financial Officer (principal financial and accounting officer)	July 11, 2003

Louis V. Bockius, III, Director

Philip E. Burke, Director

E. Lang D’Atri, Director

/s/ ROGER L. DEVILLE * Roger L. DeVille, Director	July 11, 2003

/s/ FRANK J. DOSCH * Frank J. Dosch, Director	July 11, 2003

Gary N. Fields, Chairman of the Board and Director

/s/ SUSAN S. HENDERSON * Susan S. Henderson, Director	July 11, 2003

Edgar W. Jones, Jr., Director

/s/ RUSSELL W. MAIER * Russell W. Maier, Director	July 11, 2003

/s/ JAMES M. MATESICH * James M. Matesich, Director	July 11, 2003

James L. Nichols, Director

William F. Randles, Director

E. Scott Robertson, Director

/s/ KARL C. SAUNDERS * Karl C. Saunders, Director	July 11, 2003

Marc L. Schneider, Director

/s/ GEORGE M. SMART * George M. Smart, Director	July 11, 2003

/s/ WILLIAM T. STEWART * William T. Stewart, Director	July 11, 2003

/s/ JOHN W. STRAKER, JR. * John W. Straker, Jr., Director	July 11, 2003

/s/ WARREN W. TYLER * Warren W. Tyler, Director	July 11, 2003

*	By:	/s/ JAMES J. PENNETTI
James J. Pennetti, Attorney-in-Fact

Date: July 11, 2003

EXHIBIT INDEX

EXHIBIT NUMBER		DESCRIPTION
	4.1	Articles of Incorporation of Unizan Financial Corp. as amended and restated (included in the November 28, 2001 joint proxy statement and prospectus forming part of Unizan Financial Corp.’s Form S-4 registration statement, as amended by Amendment No. 1 filed with the Securities and Exchange Commission on November 28, 2001 (File No. 333-71614), Appendix A, Exhibit 1.5, and incorporated herein by this reference)

	4.2	Code of Regulations of Unizan Financial Corp. (included in the November 28, 2001 joint proxy statement and prospectus forming part of Unizan Financial Corp.’s Form S-4 registration statement, as amended by Amendment No. 1 filed with the Securities and Exchange Commission on November 28, 2001 (File No. 333-71614), Appendix A, Exhibit 1.5, and incorporated herein by this reference)

	4.3	1997 Stock Option Plan, as amended

*	4.4	1997 Omnibus Stock Incentive Plan for BancFirst Ohio Corp., as amended

	4.5	Rights Agreement dated as of October 15, 1998 between the Registrant and Unizan Bank, N.A. (formerly known as United National Bank & Trust Company) as rights agent (included as Exhibit 99.1 in the Form 8-K Current Report filed by Unizan Financial Corp. (formerly known as UNB Corp.) with the Securities and Exchange Commission on October 15, 1998 (SEC File No. 0-13270) and incorporated herein by this reference)

	5	Opinion of Grady & Associates regarding legality

	23.1	Consent of Crowe Chizek and Company LLC

	23.2	Consent of Grady & Associates (included in Exhibit 5)

*	24	Power of Attorney (included on the signature page of the Form S-8 registration statement filed on January 17, 2003)

*	Previously filed